

Immunic
THERAPEUTICS

Immunic Therapeutics

Third Quarter 2024 Financial Results and Corporate Update

NASDAQ: IMUX | November 7, 2024

Cautionary Note Regarding Forward-Looking Statements

→ This presentation contains "forward-looking statements" that involve substantial risks and uncertainties for purposes of the safe harbor within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding management's intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Immunic undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

→ Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks relating to strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management. Risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Immunic's development programs and the targeted diseases; the potential for Immunic's development programs to safely and effectively target and treat the diseases mentioned herein; preclinical and clinical data for Immunic's development programs; the impact of future preclinical and clinical data on Immunic's product candidates; the timing of the availability of data from Immunic's clinical trials; the availability or efficacy of Immunic's potential treatment options that may be supported by trial data discussed herein; the timing of current and future clinical trials and anticipated clinical milestones; Immunic's ability to protect its intellectual property position; Immunic's plans to research, develop and commercialize its current and future product candidates; the timing of any planned investigational new drug application or new drug application; the development and commercial potential of any product candidates of the company; expectations regarding potential market size; developments and projections relating to Immunic's competitors and industry; the clinical utility, potential benefits and market acceptance of Immunic's product candidates; Immunic's commercialization, marketing and manufacturing capabilities and strategy; Immunic's ability to successfully collaborate with existing collaborators or enter into new collaboration agreements, and to fulfill its obligations under any such collaboration agreements; Immunic's ability to identify additional products or product candidates with significant commercial potential; the impact of government laws and regulations; the COVID-19 pandemic; impacts of the conflicts in Ukraine – Russia and the Middle East; Immunic's listing on The Nasdaq Global Select Market; expectations regarding the capitalization, resources and ownership structure of the company; the executive and board structure of the company; Immunic's estimates regarding future revenue, expenses, capital requirements and need for additional financing, including the ability to satisfy the minimum average price and trading volume conditions required to receive funding in tranche 2 and 3 of the January 2024 private placement; the nature, strategy and focus of the company and further updates with respect thereto; and the other risks set forth in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission.

→ Forward-looking statements included in this presentation are based on information available to Immunic as of the date of this presentation. Immunic does not undertake any obligation to update such forward-looking statements except as required by applicable law.

Agenda

Third Quarter 2024 Financial Results and Corporate Update

01 Third Quarter 2024 and Subsequent Highlights

02 Financial and Operating Results

03 Anticipated Clinical Milestones

04 Q&A Session

05 Summary and Highlights

01

Third Quarter 2024 and Subsequent Highlights

July: Strengthened Management Team

Jason Tardio Appointed President and Chief Operating Officer



- Brings extensive multiple sclerosis drug commercialization experience to Immunic
- Will lead internal efforts to prepare for the potential launch of vidofludimus calcium (IMU-838)
- Will also work closely with Patrick Walsh, CBO, to prepare the company for a range of potential partnership outcomes

Werner Gladdines Promoted Chief Development Officer



- Joined Immunic in January 2021; has held positions of increasing responsibility since then
- In his new role as CDO, Werner will take over additional strategic and operational responsibility for Immunic's overall clinical operations functions

July: Strengthened Board of Directors with Senior Pharmaceutical Executive and Thought Leader in Brain Health



Simona Skerjanec, M.Pharm, MBA

- Thought-leader in brain health with decades of experience in drug development and commercialization in the United States and internationally
- Has led research and development efforts culminating in numerous regulatory drug approvals and successful commercial launches
- Previous experience at Roche, The Medicines Company, Eli Lilly, Pfizer and Johnson & Johnson
- Successful track record achieving double-digit sales growth, including with Ocrevus® (ocrelizumab)


Welcome to
Immunic's
Multiple Sclerosis R&D Day!
Immunic
THERAPEUTICS
IMUX NasdaqListed
Nasdaq

September: Hosted In-Person Multiple Sclerosis R&D Day in New York City

Vidofludimus Calcium's Profile and Positioning as a Potentially Groundbreaking Multiple Sclerosis Therapy

Featured experts:

- **Francesca Montarolo, Ph.D.**, Neuroscience Institute Cavalieri Ottolenghi (NICO) and University of Turin, Italy
- **Amit Bar-Or, M.D., FRCPC**, Melissa and Paul Anderson Distinguished Chair, Director, Center for Neuroinflammation and Experimental Therapeutics, Chief, Multiple Sclerosis Division, Department of Neurology, Perelman School of Medicine, University of Pennsylvania

Immunic speakers:

- Daniel Vitt, PhD, CEO
- Jason Tardio, President & COO
- Hella Kohlhof, PhD, CSO
- Andreas Muehler, MD, CMO

Recording: https://www.youtube.com/watch?v=EZ09z_fBU1c

Immunic THERAPEUTICS

September: Enrolled First Patient in Investigator-Sponsored Phase 2 Trial of Vidofludimus Calcium in Patients with Post COVID Syndrome*



Coordinating Investigator

Prof. Dr. med. Maria J.G.T. Vehreschild
University Hospital Frankfurt

Randomized, Placebo-Controlled, Double-Blind, Parallel Group Trial

- Sponsored by Goethe University Frankfurt (Germany), funded via a German government grant
- Plans to enroll 376 patients at 11 clinical sites in Germany
- Randomization 1:1 to vidofludimus calcium or placebo

Potential Read-Through to Multiple Sclerosis Development Program

- In addition to post COVID readouts, designed to deliver data on activity of vidofludimus calcium suppressing EBV reactivation and related fatigue symptoms
- Fatigue is the most prevalent symptom in patients with post COVID syndrome
- Severe fatigue is also a common and debilitating symptom for multiple sclerosis patients with no effective therapies available

Study Goals: Primary and Secondary Endpoints

- Primary: intra-patient change in physical function as measured by Short Form-36 Physical Function from baseline to day 56
- Secondary: mental and physical health, intensity of fatigue and incapacitation, severity of mental disorder symptoms, cognitive function

* EudraCT: 2024-511628-16-00
COVID: Coronavirus disease; EBV: Epstein-Barr virus

September: Presented Key Vidofludimus Calcium Data at the 40th Congress of ECTRIMS


40TH
ANNIVERSARY

Serum Neurofilament Changes in Progressive MS: Exploring the Impact of Vidofludimus Calcium by Age and Disability in the CALLIPER Study Interim Analysis

- Oral poster presentation: P753
- Presenting Author: Robert J. Fox, Cleveland Clinic, Ohio
- Session Title: Poster Session 2
- Session Date: Thursday, September 19, 2024
- Session Time: 4:45 pm – 6:45 pm CEST

Exploring the Potential of Vidofludimus Calcium to Reduce Fatigue in Multiple Sclerosis by Preventing Epstein-Barr Virus Reactivation

- ePoster
- Number: P1119

Vidofludimus Calcium Activity on Nurr1 in Preclinical Models: A Potential Neuroprotective Function in Multiple Sclerosis

- ePoster
- Number: P1410

Vidofludimus Calcium Shows T Helper Cell Modulatory Effects in Murine Experimental Autoimmune Encephalomyelitis: One of the Potential Mode of Action Pathways for MS Treatment

- ePoster
- Number: P1390

Immunic THERAPEUTICS

October: Announced Positive Outcome of Interim Analysis of Phase 3 ENSURE Program of Vidofludimus Calcium in Relapsing MS

Assumptions

- Based on a pre-specified assessment after approximately half of the planned first relapse events occurred in the double-blind treatment periods
- Based on a conditional power analysis by an unblinded Independent Data Monitoring Committee (IDMC):
  - Allowed for non-binding futility analysis to help prevent the final study readout from occurring before sufficient events have been achieved
  - Intended to inform potential sample size increase based on event rate and therapy effect size

Results

- Two decisions made by the unblinded IDMC:
  - **First question, whether the trials are futile, answered by the IDMC with "futility criteria have not been met"**
  - **Second question, whether the sample size in each trial should be increased, answered by the IDMC with "continue as planned"**
- Immunic has remained blinded during the interim analysis and has not seen any of the data available to the IDMC to make their recommendations.

02

Financial and Operating Results

Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
Operating expenses:				
Research and development	$ 21,370	$ 19,796	$ 58,429	$ 63,931
General and administrative	4,356	3,774	13,992	11,911
Total operating expenses	25,726	23,570	72,421	75,842
Loss from operations	(25,726)	(23,570)	(72,421)	(75,842)
Other income (expense):				
Interest income	776	766	2,961	2,534
Change in fair value of the tranche rights	—	—	(4,796)	—
Other income (expense), net	582	35	(1,076)	1,268
Total other income (expense)	1,358	801	(2,911)	3,802
Net loss	$ (24,368)	$ (22,769)	$ (75,332)	$ (72,040)
Net loss per share, basic and diluted	$ (0.24)	$ (0.51)	$ (0.75)	$ (1.63)
Weighted-average common shares outstanding, basic and diluted	101,272,580	44,574,377	99,998,245	44,227,264

$59.1 million in cash and cash equivalents as of September 30, 2024 expected to **fund operations into Q3/2025**

Immunic THERAPEUTICS

03

Anticipated Clinical Milestones

Several Clinical Value Inflection Points Ahead


52
@ 35
27
91
18
46

IMU-838 in PMS	▪ Top-line data from phase 2 CALLIPER trial expected in April 2025
IMU-838 in RMS	▪ Completion of phase 3 ENSURE-1 trial anticipated in Q2/2026, ENSURE-2 expected in H2/2026
IMU-856	▪ Phase 2 clinical trial in preparation ▪ Potentially applicable to a multitude of gastrointestinal disorders

Immunic THERAPEUTICS

Vidofludimus Calcium Has the Potential to Transform the Oral Multiple Sclerosis DMT Market


30
VIDO

Designed to Combine the Best of Two Worlds: Neuroprotection and Relapse Prevention

First-in-class, dual mode of action approach designed to address the **full spectrum of disease:**

- Nurr1 activation provides **direct neuroprotective effects**
- DHODH inhibition is associated with **anti-inflammatory effects**

Oral DMT category: Achieves **best-in-class benefit / risk profile** by combining **strong efficacy** with **safety**, **tolerability**, and **once-daily** convenience

---

No first-dose or on-treatment monitoring makes it an **easy start or switch to therapy**

No anticipated black box warnings or serious infection risk (e.g., PML, malignancies, etc.)

→ **If approved, peak sales potential for vidofludimus calcium of $2-6 billion[1]**

DMT: disease-modifying therapy; Nurr1: nuclear receptor related 1; DHODH: dihydroorotate dehydrogenase; PML: progressive multifocal leukoencephalopathy [1] Based on Immunic internal market research

04

Q&A Session

05

Summary and Highlights

Advanced Clinical Pipeline

Well Differentiated Programs in Various Phases of Clinical Development

Program	Preclinical	Phase 1	Phase 2	Phase 3	Key Program Updates
Vidofludimus Calcium (IMU-838)	Relapsing Multiple Sclerosis (RMS) – ENSURE-1 and ENSURE-2 Trials				✓ Phase 2 EMPhASIS trial in relapsing-remitting MS successfully completed ✓ Interim futility analysis of ENSURE program completed, IDMC recommendation to continue trials as planned ✓ Interim biomarker readout of CALLIPER trial completed with strong NfL reduction effects ✓ Phase 2 CALDOSE-1 trial in UC completed, effective in 50 weeks maintenance phase ▪ Top-line data from CALLIPER trial expected in April 2025 ▪ Completion of first ENSURE trial expected in Q2/2026, second in H2/2026
	Progressive Multiple Sclerosis (PMS) – CALLIPER Trial				
	Ulcerative Colitis (UC) – CALDOSE-1 Trial				
IMU-856	Celiac Disease and other Gastrointestinal Disorders				✓ Phase 1/1b trial in healthy volunteers and celiac disease patients completed, achieved first proof-of-concept in celiac disease ▪ Phase 2 clinical trial in preparation
IMU-381	Gastrointestinal Diseases				

▪ Ongoing ▪ Completed ▪ In preparation or planned

Immunic THERAPEUTICS

Thank You!



Jessica Breu

Vice President Investor Relations & Communications

Phone: +1-332-255-9819

Email: ir@imux.com

Web: www.imux.com



Immunic, Inc.
1200 Avenue of the Americas
New York City, NY 10036
USA

Immunic AG
Lochhamer Schlag 21
82166 Gräfelfing (Munich)
Germany

Immunic Australia Pty. Ltd.
Melbourne
Australia

Immunic THERAPEUTICS